                                                                 Exhibit 10.6
                                                      As of December 30, 1996
Douglas Harrington, M.D.
906 Camino Ibiza
San Clemento, CA 92672

Dear Doug:

Micro Vision Medical Systems, Inc. is pleased to offer you the position of Chief Executive Officer, reporting to the Board of Directors and the Executive Committee of the Board. The term of your employment shall be one year commencing as of December 30, 1996. After that first year your employment relationship with the Company shall be "at will", which means that either party may terminate the relationship at any time, subject to the terms and provisions of this Agreement.

Your will receive an annual salary of $160,000 paid bi-weekly and subject to annual review. You will receive an annual bonus of up to 50% of salary based on milestones to be determined by the Board in good faith and an additional annual bonus of up to 50% of salary for exceeding the Company's plan for the year by specified targets.

1.    Equity Compensation

The Company will grant you an option under its existing stock option plan to purchase 580,000 shares at $3 per share exercisable from the date of grant as to 25% of the shares and at the end of each of the first three years of employment as to an additional 25% increment. The term of the option will be 10 years. The option will terminate prior to the expiration of its term 30 days after termination of your employment by the Company for cause, 30 days after termination of your employment by you or the Company other than for cause and one year after termination of your employment as a result of death or disability. The option will be an incentive option as to the maximum number of shares permitted under the Internal Revenue Code.

Upon termination of your employment for any reason, the Company will have the right to repurchase any shares of stock of the Company issued to you upon exercise of your option for a purchase price equal to the fair market value thereof. Such right may be exercised only by delivering a written notice to you of the Company's election to do so within one year after the termination of your employment. Such repurchase right shall expire as to any shares which you have sold or otherwise transferred prior to the exercise of the right (after first having offered the Company the right of first refusal set forth below) and shall also expire at such time as the Company completes an initial public offering of securities registered under the Securities Act of 1933 or has a class of securities registered under Section 12 of the Securities Exchange Act of 1934. Such repurchase right shall not apply to any transfer of shares for no consideration or any transfer (with or without consideration) to a member of your family or to any trust, partnership, corporation or other entity in which members of your family have a majority beneficial interest,

Douglas Harrington, M.D.
Letter of Employment
Page 2


but in the event of any transfer referred to in this sentence, the transferee shall assume in writing your obligations under this Agreement with respect to the shares so transferred.

For purposes of exercising the Company's right to repurchase option shares, the fair market value of the shares shall be equal to the price that a willing buyer would pay a willing seller for the shares, neither being under any compulsion to buy or sell. If the parties are unable to agree as to the fair market value of the shares within 10 days after the date the Company delivers the notice of exercise of its right to repurchase the shares, the fair market value shall be determined by appraisal. If the parties are unable to agree on an appraiser within said 10 day period, each of them will have the right to select a single appraiser within 20 days after the Company delivers the notice of exercise of its repurchase right, and the two appraisers so selected shall select a third appraiser within 10 days after the selection of the later of the first two appraisers. The fair market value of the shares will be the average of the two appraisals closest in amount. All appraisers so selected shall be qualified by education and experience to make the appraisal contemplated and shall not have or have had any family, business or other relationship with either of the parties. The appraisers shall be directed to complete their appraisal within 15 days after the appointment of the third appraiser. The fees and expenses of the appraisers shall be shared equally. The purchase and sale of the shares shall be consummated at the Company's principal office in Orange County at 10:00 a.m. on the third business day after the purchase price has been determined.

Prior to any sale of shares issued upon exercise of your stock option, you will first offer the shares to the Company for repurchase at the price you propose to offer the shares to others. The Company will have 15 days after receipt of such offer to purchase the shares on the terms offered. Thereafter, if the Company does not elect to exercise its right to purchase the shares, you will have the right to sell the shares to any other person or entity for six months at a price not less than the price at which the shares are offered to the Company. Said right of first refusal shall also expire at such time as the Company has completed an initial public offering of securities registered under the Securities Act of 1933 or has class of shares registered under the Securities Exchange Act of 1934.

2. Termination and Severance Arrangements In the Event of Control or Sale of the Company

In the event you resign as an employee of the Company within the period commencing three months after, and ending nine months after, a change in control or sale of the Company, or if you are terminated as an employee at any time within three months prior to, otherwise in anticipation of, or nine months after, any such event, you will be entitled to receive continuation of your salary for the period ending one year from the date of such termination or until you secure other full time employment, whichever is shorter. In addition, you will be entitled to receive health insurance for you and your family for the same period as your salary continues. If these severance benefits are triggered by your resignation (as opposed to termination of your employment by the Company or its successor), you must give the Company written notice of


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Douglas Harrington, M.D.
Letter of Employment
Page 3


your election to do so at least 90 days prior to the date you cease rendering services in order to receive the benefits.

Upon the occurrence of a change in control or sale of the Company, you also shall:

     1. Participate in any bonus for the year your employment terminates in an amount equal to the maximum you could have earned had you remained at the Company for the entire year whether or not performance criteria are met; and

     2. All of your unexercised stock options will either (a) vest immediately and be available for exercise or (b) in the event the options cannot vest, the difference between the option exercise price and the fair market price at the date of notice of termination will be paid to you in cash by the Company.

"Change in control" is defined to mean the issuance, sale or transfer (including a transfer as a result of death, disability, operation of law or otherwise) in a single transaction or group of related transactions to any entity, person or group (other than Safeguard Scientifics, Inc. and/or its affiliates) of the beneficial ownership of newly issued, outstanding or treasury shares of the capital stock of the Company having 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote for at least a majority of the authorized number of directors of the Company. "Sale of the Company" is defined to mean any merger, consolidation, sale of all or substanially all of the assets or other comparable transaction as a result of which all or substanially all of the assets and business of the Company are acquired directly or indirectly by another entity which prior to the acquisition was not an affiliate of the Company (as defined in the regulations of the Securities and Exchange Commission under the Securities Act of 1933). "Group" shall have the same meaning as in Section 13(d) of the Securities Exchange Act of 1934, and "affiliate" shall have the same meaning as in Rule 405 of the Securities Exchange Commission adopted under the Securities Act of 1933.

Notwithstanding the foregoing provisions of this Section 2, if a change in control or sale of the Company occurs before the Company has completed an initial public offering of securities registered under the Securities Act of 1933 or has a class of shares registered under the Securities Act of 1934, then you shall be entitled to receive the compensation provided for above only if any holder of the Company's Series A Preferred Stock has received cash or marketable securities as a result of the change of control or sale of the Company having a fair market value equal to at least $3 per share (adjusted for stock splits, stock dividends and the like). If any such preferred shareholder receives any other consideration which, when added to any cash and marketable securities received by him in the same and/or a related transaction, has a fair market value equal to at least $3 per share as aforesaid, then the preferred shareholder will be deemed to receive cash or marketable securities with respect to such other consideration at such time as such other consideration is sold or transferred by any such preferred shareholder for cash or marketable securities or any such preferred shareholder otherwise receives cash or marketable securities with respect to such other consideration. If all or any part of the consideration received by all


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Douglas Harrington, M.D.
Letter of Employment
Page 4


preferred shareholders involves a material contingency (such as post-sale performance requirements for earnout payments), then for purposes of the foregoing that consideration will not be deemed received until the contingency is satisfied.

If the consideration received by all holders of the Series A Preferred Stock is less than $3 per share determined as provided above, you shall receive, instead of the compensation provided for above in this Section, the same compensation as is provided for in Section 4 below for termination without cause, except as provided in the following paragraph with respect to stock options. If at the time of termination of your employment it cannot be determined whether any holder of the Series A Preferred Stock will receive at least $3 per share in cash or marketable securities as aforesaid, you shall initially be compensated as provided in Section 4 below, but if any such preferred shareholder does receive more than such amount of consideration, the Company shall pay to you such additional amounts to which you are entitled pursuiant to this Section 2.

In the event of a change of control or sale of the Company and regardless of the amount and nature of the consideration received by the holders of the Company's Series A Preferred Stock, all of your unexercised stock options will either (a) vest immediately and be available for exercise so that you are able to exercise the options and receive in the change of control or sale transaction the same per share consideration as the holders of the underlying common stock or (b) in the event the options cannot vest, the difference between the option exercise price and the fair market value at the date of notice of termination will be paid to you in cash by the Company.

In the event of termination of your employment to which this Section 2 and
Section 4 below both apply, this Section 2 shall control. In the event of a termination to which both this Section 2 and Section 3 both apply, Section 3 shall control.

3.    Termination for Cause

If the Company terminates your employment for cause (as defined in Attachment A), you shall be entitled to your salary to the date of termination. In addition you shall be entitled to exercise your stock options to the extent they are then exercisable.

4.    Other Termination and Severance Benefits

In the event that during the first year of your employment your employment is terminated by the Company other than for cause or you resign after the Company elects a new Chief Executive Officer of the Company, materially reduces your responsibilities or changes the location of the Company's principal executive office or the location of your primary office from Orange County, you will be entitled to receive the greater of (a) the balance of your salary for the remaining one year period or (b) an amount equal to your salary for the lesser of 90 days or until you secure other full time employment. You will also be entitled to receive the full amount of your bonus (but only if at the end of the then current performance period the performance criteria for earning


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Douglas Harrington, M.D.
Letter of Employment
Page 5


the bonus have been met). In addition your stock options shall become exercisable as to 50% of the number of shares subject to the stock options. In the event you resign as an employee of the Company within the one year term of this Agreement, your salary shall terminate as of the date of termination of your employment, you shall not be entitled to any bonus and your options shall remain exercisable as to the initial 25% of the shares. If you die or become disabled (as defined in Attachment A) within the first year, you or your personal representative shall be entitled to salary continuation after the date of termination and to a pro rata portion of your bonus (but only if the at the end of the then current performance period the performance criteria for earning the bonus have been met).

In the event that after the initial one year term of this Agreement, your employment is terminated by the Company other than for cause, you shall be entitled to continuation of your salary after the date of termination for a period of 90 days plus one month for each full year of employment or until you secure other full time employment, whichever is shorter, you shall be entitled to receive a prorated portion of your bonus for the year of termination (but only if at the end of the then current performance period the performance criteria for earning the bonus have been met), and you shall be entitled to exercise your option as the the number of shares for which it is then exercisable. The Company will also continue your health insurance for you and your family for the period of you salary continuance plus any additional period as may be required by law.

5.    Consulting Arrangement

In the event of termination of your employment by the Company at or after the end of the first year or by you at any time, the Company has the option to engage you as a consultant for up to 18 months at a rate equal to your base salary set forth in this agreement or your then base salary, whichever is higher. Any such engagement shall be in lieu of any salary continuation for the period of such engagement. If the Company exercises its option, you will provide up to 20 hours per month of consultation on such days and at such times as are mutually agreeable, and you will not compete with the Company during the term of the engagement as provided below. The Company may only exercise its option to engage you as a consultant by delivering written notice of its election to do so and of the term of the consulting arrangement within 10 days after the termination of your employment. However, if you notify the Company that you are considering terminating your employment, the Company will notify you in writing within 10 days thereafter whether it will exercise its right to engage you as a consultant and the term of the engagement and the Company will be bound by that decision with respect to any termination of employment that occurs within three months after the delivery of the notice by the Company.

During the term of the consulting arrangement, all developments, concepts, plans or other intellectual property developed by you ("Developments") in the field of medical imaging and image analysis technology shall belong to the Company and you shall deliver all written materials embodying such Developments to the Company. During the term of such consulting agreement, you shall not, directly or indirectly, engage in any business or provide any services or assistance (as consultant, employee or otherwise) to any other person or entity engaged in any

Douglas Harrington, M.D.
Letter of Employment
Page 6


business which competes with the Company in the field of the development, sale or marketing of medical imaging and image analysis technology anywhere in the United States. This restriction shall not apply to the business of providing imaging and image analysis services by a clinical laboratory or hospital. In the event a business entity has more than one business, you shall not be deemed to violate this Section 5 if you engage in business or provide services or assistance to a division, subsidiary or other operating unit of that entity which is not engaged in the business of development, sale or marketing of medical imaging and image analysis technology anywhere in the United States.

Upon termination of your employment, you may not solicit for employment or hire Company employees for 18 months after such termination.

6.    Miscellaneous Benefits

In accordance with current policy you are eligible to participate in Micro Vision Medical Systems, Inc., Medical, Dental, Life Insurance Plans 31 days following your hire date. You will be eligible to participate in Micro Vision's Matching 401(k) Plan in accordance with its terms. In addition the Company will provide you with an automobile equivalent to a new Chevrolet Suburban. You will be granted 3 weeks of vacation per year.

7.    Other Permitted Activities

Your employment with the Company shall be a full time engagement. However, the Company acknowledges its understanding and agreement that you will continue to serve on several boards of directors of other companies provided that such companies are not competitive with the Company and that you will from time to time be involved in various civic and charitable activities.

8.    Indemnification

The Company will, to the maximum extent permitted by applicable law, indemnify you and hold you harmless from all losses, costs, liabilities, claims and obligations (including reasonable attorneys' fees) incurred by you by reason of the fact that you are or were a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity so long as you acted in good faith. In addition, the Company will pay as incurred all expenses, including reasonable attorneys' fees and the amounts of court approved settlements, actually incurred by you in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon, which has been and/or may be brought against you by reason of the fact that you are or were a director, officer, employee or agent of the Company or were serving in any such capacity with respect to another entity at the request of the Company. In the event the foregoing is not enforceable as applied to any particular circumstances, it shall be enforceable to the maximum extent permitted by applicable law. The Company represents to you that the Certificate of Incorporation of the


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Douglas Harrington, M.D.
Letter of Employment
Page 7


Company provides that directors of the Company shall not be liable for damages for breach of their fiduciary duties as directors to the maximum extent permitted by applicable law.

9.    Arbitration

In the event of any breach or violation by the Company of this agreement, or any claim or allegation by the Company of a breach of violation of this agreement by you, either party shall be entitled to require that such dispute be submitted to arbitration. Such arbitration shall be conducted pursuant to the rules of the American Arbitration Association, and any award rendered as a result thereof shall be final and binding upon the parties and may be enforced in any court having jurisdiction. A party will have the right to commence any such arbitration by delivering written notice of his or its election to do so to the other party except that, if the other party has instituted any legal action claiming any breach or violation of this agreement, the defendant party may exercise such right only if he or it does so within 30 days after receipt of notice of the commencement of any such action. In such event, the matter shall be resolved by arbitration and the plaintiff shall dismiss the legal action commenced by it without prejudice.

The parties will utilize the following procedure for the selection in any such arbitration. Upon the commencement of the arbitration the parties shall seek to agree on the selection of a single arbitrator. If, within 15 days after delivery of the notice commencing the arbitration, the parties have not reached agreement for any reason or if either party does not want the matter to be resolved by a single arbitrator, then within said 15 day period each party shall choose a single arbitrator from a list of available arbitrators of the American Arbitration Association and/or the list of retired judges available for arbitration from the Orange County Superior Court. Within seven days after selection of the two arbitrators, the two arbitrators so selected shall select a third arbitrator from either such list. If either party fails to select an arbitrator within the 15 day time period specified above, said arbitrator may be appointed by the American Arbitration Association or the Presiding Judge of the Orange County Superior Court upon the request of the other party. The parties further agree that such arbitrators shall have the power to order production of all relevant documents and the taking of depositions and discovery in any such arbitration proceeding. This agreement and all matters of law arising in connection with this agreement shall be governed by the substantive laws of the State of California (without regard to the choice of law provisions thereof).

10.    Attorney Fees

In the event of any arbitration or court action arising out of or relating to this agreement, the prevailing party shall be entitled to recover his or its arbitration or court costs and reasonable attorneys' fees, including such costs and fees incurred in connection with any appeal.

Douglas Harrington, M.D.
Letter of Employment
Page 8

arising under this agreement can be waived except by a written instrument signed by the party making the waiver.

Sincerely,
/s/ John Scott

Dr. John Scott
Chairman of the Board
Micro Vision Medical Systems, Inc.

Accepted: /s/ Douglas Harrington       Date:  2-06-97
         --------------------------          ---------
          Douglas Harrington, M.D.

                                  ATTACHMENT A

"Termination for Cause"

* Conviction of a felony resulting in material harm to the Company or its reputation or repeated violations of written Company policies communicated to you prior to such violations provided that the violations involve an act of self-dealing or dishonesty.

* Dishonesty or willful misconduct which materially harms the Company or its reputation.

* Shall be done in writing accompanied by a written statement of the reasons. Prior written warning with reasonable opportunity for corrective action is required before termination for violation of Company policy as provided above.

"Termination for Disability"

* Your employment may be terminated should you become disabled, including disability by reason of any emotional or mental disorders, physical diseases or injuries, if as a result of such disability you are unable to work on a full-time basis for a continuous period of six months or more of any six months in a twelve month period.

* Until such termination your salary and employment benefits shall continue, and upon such termination any accrued salary and any accrued incentives (bonuses, commissions, etc.) (including a pro rata portion of the minimum bonus for the year of disability) as of the date of termination shall be paid to you and your stock options shall be exercisable for at least 90 days after such termination.